EXECUTION VERSION

INTERCREDITOR AGREEMENT

dated as of February 21, 2003

among

CITIBANK, N.A.,
as AYE Lender Agent, New Money Lender Agent,
Refinancing Lender Agent and Intercreditor Agent

THE BANK OF NOVA SCOTIA,
as Springdale Lender Agent

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Indenture Trustee

ALLEGHENY ENERGY, INC.,
as the Parent

and

ALLEGHENY ENERGY SUPPLY COMPANY, LLC,
as AESC

INTERCREDITOR AGREEMENT dated as of February 21, 2003 among:

                   (1)     CITIBANK, N.A. ("Citibank"), not in its individual capacity except as expressly set forth herein but solely as (a) administrative agent for the AYE Lenders (as hereinafter defined) and the AYE Issuing Bank (as hereinafter defined) (in such capacity, the "AYE Lender Agent"), (b) administrative agent for the New Money Lenders (as hereinafter defined) (in such capacity, the "New Money Lender Agent"), (c) administrative agent for the Refinancing Lenders (as hereinafter defined) and the Refinancing Issuing Bank (as hereinafter defined) (in such capacity, the "Refinancing Lender Agent") and (d) the intercreditor agent on behalf of the AYE Creditors (as hereinafter defined) and the AESC Creditors (as hereinafter defined) (in such capacity, the "Intercreditor Agent");

                   (2)     THE BANK OF NOVA SCOTIA, not in its individual capacity except as expressly set forth herein but solely as administrative agent for the Springdale Lenders (as hereinafter defined) (in such capacity, the "Springdale Lender Agent");

                   (3)     LAW DEBENTURE TRUST COMPANY OF NEW YORK, not in its individual capacity except as expressly set forth herein but solely as the indenture trustee for the Noteholders (as hereinafter defined) (in such capacity, the "Indenture Trustee");

(4) ALLEGHENY ENERGY, INC. (the "Parent"), a Maryland corporation; and
(5) ALLEGHENY ENERGY SUPPLY COMPANY, LLC ("AESC"), a Delaware limited liability company.
PRELIMINARY STATEMENTS

                   (1)     Pursuant to a Credit Agreement dated as of the date hereof (the "AYE Credit Agreement"), the AYE Lenders and the AYE Issuing Bank have established a loan facility (the "AYE Facility") in the aggregate amount of $305,000,000 in favor of the Parent, Monongahela Power Company and West Penn Power Company (collectively, the "AYE Borrowers"), to refinance the Existing AYE Debt (as defined therein) with the initial disbursement thereunder and, thereafter, for their general corporate purposes and working capital, in each case, subject to the terms and conditions contained in the AYE Credit Agreement.

                   (2)     Pursuant to a Credit Agreement dated as of the date hereof (the "New Money Credit Agreement"), the New Money Lenders have established a loan facility (the "New Money Facility") in the aggregate amount of $470,000,000 in favor of AESC for the purposes specified therein, subject to the terms and conditions contained in the New Money Credit Agreement.

                   (3)     Pursuant to a Credit Agreement dated as of the date hereof (the "Refinancing Credit Agreement"), the Refinancing Lenders and the Refinancing Issuing Bank have established a loan facility (the "Refinancing Facility") in the aggregate amount of $987,657,215.77 in favor of AESC, to refinance the Existing Lender Debt and Existing AYE Debt (each as defined therein) and to issue letters of credit from time to time (including to assume the Existing Letters of Credit (as defined therein)), in each case, subject to the terms and conditions contained in the Refinancing Credit Agreement.

                   (4)     Pursuant to a Credit Agreement dated as of the date hereof (the "Springdale Credit Agreement"), the Springdale Lenders have established a loan facility (the "Springdale Facility") in the aggregate amount of $270,122,947 in favor of AESC, to reconstitute the Existing Springdale Lease Participations (as defined therein), subject to the terms and conditions contained in the Springdale Credit Agreement.

                   (5)     Pursuant to a Credit Agreement dated as of the date hereof (the "Hagerstown Credit Agreement"), Hagerstown (as hereinafter defined) has established a loan facility in the aggregate amount of $25,000,000 in favor of the Parent, to refinance the Existing Hagerstown Debt (as defined therein), subject to the terms and conditions contained in the Hagerstown Credit Agreement.

                   (6)     As of the date hereof, Allegheny Energy Supply Statutory Trust 2001 ("Allegheny Trust") is indebted to certain institutional lenders (the "Existing Noteholders") holding its 8.13% Senior Secured Notes due 2007 (the "Existing A Notes") issued by Allegheny Trust pursuant to that certain Indenture, dated as of November 28, 2001, between Allegheny Trust, Bank One Trust Company, N.A., as Trustee and joined in by AESC (as hereinafter defined).

                   (7)     Pursuant to the Assumption Documents (as hereinafter defined), AESC shall have entered into the Refinancing Indenture (as hereinafter defined) pursuant to which AESC shall have amended certain of the terms and conditions of the Existing A Notes and assumed the obligations of Allegheny Trust with respect thereto, in each case pursuant to the terms of the Refinancing Indenture for the purposes specified in the Refinancing Indenture and subject to the terms and conditions contained herein and in the Refinancing Indenture.

                   (8)     The parties hereto have agreed to enter into this Agreement in order to set forth certain agreements among themselves with respect to the AESC Loan Documents (as hereinafter defined) and the AYE Loan Documents (as hereinafter defined).

                   NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I DEFINITIONS; INTERPRETATION
Section 1.01 Definitions. As used in this Agreement, the following terms shall have the following meanings:
"AESC" has the meaning specified in the recital of parties to this Agreement.
"AESC Companies" means AESC and its Subsidiaries.
"AESC Creditors" means the New Money Lenders, the Refinancing Lenders, the Refinancing Issuing Bank, the Springdale Lenders and the Noteholders.
"AESC Default" means (a) a "Default" or an "Event of Default", each as defined in the Common Agreement and (b) an "Event of Default", as defined in the Refinancing Indenture.
"AESC Facilities" means the New Money Facility, the Refinancing Facility, the Springdale Facility and the Note Facility.
"AESC Intercreditor Agent" means Citibank, N.A., in its capacity as intercreditor agent under the Security and Intercreditor Agreement.
"AESC Lenders" means the New Money Lenders, the Refinancing Lenders, the Springdale Lenders and the Noteholders.

                   "AESC Loan Documents" means the New Money Credit Agreement, the Refinancing Credit Agreement, the Springdale Credit Agreement, the Refinancing Indenture and all other agreements, guarantees, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, promissory notes, fee letters and instruments that evidence, or create or purport to create a Lien to secure, Obligations owing to any of the AESC Creditors by any of the AESC Companies.

                   "AESC Outstanding Amount" means, as of any date, the sum of the New Money Outstanding Amount, the Refinancing Outstanding Amount, the Noteholder Outstanding Amount and the Springdale Outstanding Amount, in each case, on such date.

                   "AESC Required Prepayment Amount" means, with respect to any Debt/Equity Issuance on any date, an amount equal to (a) the Net Cash Proceeds resulting from such Debt/Equity Issuance, multiplied by (b) a fraction (expressed as a percentage carried out to the ninth decimal point), (i) the numerator of which is the aggregate of (A) the Commitments of all New Money Lenders, (B) the Refinancing Outstanding Amount, (C) the Springdale Outstanding Amount and (D) the Noteholder Outstanding Amount, in each case, on such date, and (ii) the denominator of which is the sum of (A) the Loan Commitments of all AYE Lenders under, and as defined in, the AYE Credit Agreement, (B) the Hagerstown Outstanding Amount, (C) the Commitments of all New Money Lenders, (D) the Refinancing Outstanding Amount, (E) the Springdale Outstanding Amount and (F) the Noteholder Outstanding Amount, in each case, on such date; provided that, notwithstanding the foregoing, the AESC Required Prepayment Amount with respect to the initial $250,000,000 of Net Cash Proceeds of the aggregate of all Debt/Equity Issuances involving only the sale or issuance of True Equity Interests by the Parent shall be zero.

                   "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

                   "Affiliate Energy Contracts" means, collectively, (a) the Power Sales Agreement between The Potomac Edison Company and AESC dated January 1, 2001, as supplemented by the Memorandum of the Operating Committee dated October 1, 2001, and Amendment No. 1 to the Memorandum of the Operating Committee effective January 1, 2002; (b) the Power Sales Agreement between The Potomac Edison Company and AESC for Virginia dated January 1, 2001, as supplemented by the Memorandum of the Operating Committee dated October 1, 2001, and Amendment No. 1 to the Memorandum of the Operating Committee effective January 1, 2002; (c) the Facilities Lease Agreement between The Potomac Edison Company and AESC dated August 1, 2000, and the Service Agreement between The Potomac Edison Company and AESC for West Virginia dated August 1, 2000; (d) the Power Sales Agreement between West Penn Power Company and AESC dated January 1, 2001, as supplemented by the Memorandum of the Operating Committee dated August 1, 2001, and Amendment No. 1 to the Memorandum of the Operating Committee effective January 1, 2002; and (e) the Power Sales Agreement between Monongahela Power Company and AESC dated June 1, 2001, as supplemented by the Memorandum of the Operating Committee dated August 1, 2001, and Amendment No. 1 to the Memorandum of the Operating Committee effective January 1, 2002.

                   "Agents" means the AYE Lender Agent, the Refinancing Lender Agent, the New Money Lender Agent, the Springdale Lender Agent, the Springdale Special Draw Agent, the AESC Intercreditor Agent, the Intercreditor Agent, the Collateral Agent, the Documentation Agent, the Syndication Agent and the Indenture Trustee.

"Agreement" means this Intercreditor Agreement.
"Allegheny Trust" has the meaning specified in Preliminary Statement (6) of this Agreement.
"Amended Notes" means the Amended A Notes and the Amended B Notes, each as defined in the Security and Intercreditor Agreement.

                   "Assets" means, with respect to any Person, all or any part of its business, property, rights, interests and assets, both tangible and intangible (including Equity Interests in any Person), wherever situated.

                   "Assumption Documents" means AESC's Confidential Consent Solicitation dated February 19, 2003, and the Waiver, Assumption and Supplemental Agreement dated February 21, 2003, among AESC, the Indenture Trustee and the holders of the Existing A Notes party thereto.

                   "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

"AYE Borrowers" has the meaning specified in Preliminary Statement (1) of this Agreement.
"AYE Credit Agreement" has the meaning specified in Preliminary Statement (1) of this Agreement.
"AYE Creditors" means the AYE Lenders and the AYE Issuing Bank.
"AYE Default" means a "Default" or an "Event of Default", each as defined in the AYE Credit Agreement.
"AYE Facility" has the meaning specified in Preliminary Statement (1) of this Agreement.
"AYE Issuing Bank" means the issuing bank for the letter of credit under the AYE Credit Agreement.
"AYE Lender Agent" has the meaning specified in the recital of parties to this Agreement.
"AYE Lenders" means the lenders under the AYE Credit Agreement.

                   "AYE Loan Documents" means the AYE Credit Agreement and all other agreements, guarantees, deeds, conveyances, assignments, promissory notes, fee letters and instruments that evidence Obligations owing to any of the AYE Creditors by the Parent or any of its Subsidiaries.

                   "AYE Outstanding Amount" means, as of any date, the sum of (a) the aggregate principal amount outstanding under the AYE Credit Agreement and (b) the aggregate Available Amount of the Letter of Credit outstanding under the AYE Credit Agreement, in each case, as of such date.

                   "AYE Required Prepayment Amount" means, with respect to any Debt/Equity Issuance on any date, an amount equal to (a) the Net Cash Proceeds resulting from such Debt/Equity Issuance, multiplied by (b) a fraction, (i) the numerator of which is the aggregate of (A) the Loan Commitments of all AYE Lenders under, and as defined in, the AYE Credit Agreement and (B) the Hagerstown Outstanding Amount, and (ii) the denominator of which is the sum of (A) the Loan Commitments of all AYE Lenders under, and as defined in, the AYE Credit Agreement, (B) the Hagerstown Outstanding Amount, (C) the Commitments of all New Money Lenders, (D) the Refinancing Outstanding Amount, (E) the Springdale Outstanding Amount and (F) the Noteholder Outstanding Amount, in each case, on such date; provided that, notwithstanding the foregoing, the AYE Required Prepayment Amount with respect to the initial $250,000,000 of Net Cash Proceeds of the aggregate of all Debt/Equity Issuances involving only the sale or issuance of True Equity Interests by the Parent shall be zero.

"BB&T Loan Documents" has the meaning set forth in the AYE Credit Agreement.
"Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City.

                   "Business Plan" means a business operating and financial plan, prepared by AESC and the Parent, respectively, and setting forth financial projections and pro forma balance sheets, income statements and cash flow statements on a monthly basis for the period commencing on January 1, 2003 until April 18, 2005 with respect to AESC and its Subsidiaries and the Parent and its Subsidiaries, respectively.

                   "CapEx Budget" means the statement, prepared by the Parent, of projected Capital Expenditures of the Parent and its Subsidiaries, as delivered to the AESC Creditors pursuant to Article III of the Common Agreement and to the AYE Creditors pursuant to Article III of the AYE Credit Agreement.

                   "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period (whether financed by cash or by Debt (including Obligations under Capitalized Leases) assumed or incurred to fund directly, or indirectly, such expenditures) for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person or have a useful life of more than one year. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

"Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
"Citibank" has the meaning specified in the recital of parties to this Agreement.
"Collateral Agent" means Citibank, N.A., in its capacity as collateral agent under the Security and Intercreditor Agreement.

                   "Commitment" means, with respect to (a) any AESC Lender at any time, the aggregate principal amount that such AESC Lender is committed to make available to AESC under the relevant AESC Facility at such time (or if such commitment has been terminated at such time, the aggregate principal amount of all outstanding loans made by such AESC Lender under the relevant AESC Facility at such time), (b) any AYE Lender at any time, the aggregate principal amount that such AYE Lender is committed to make available to the AYE Borrowers under the AYE Facility at such time (or if such commitment has been terminated at such time, the aggregate principal amount of all outstanding loans made by such AYE Lender under the AYE Facility at such time) and (c) the Refinancing Issuing Bank or the AYE Issuing Bank, the aggregate Available Amount of all Letters of Credit which it is committed to issue or assume on behalf of AESC or the Parent, respectively, under the Refinancing Credit Agreement or the AYE Credit Agreement, respectively (or if such commitment has been terminated at such time, the aggregate Available Amount of all outstanding Letters of Credit issued by the Refinancing Issuing Bank or the AYE Issuing Bank, as the case may be, at such time).

                   "Common Agreement" means the Common Terms Agreement dated as of the date hereof among the AESC Companies parties thereto, the New Money Lenders, the Refinancing Lenders, the Refinancing Issuing Bank, the Springdale Lenders, the New Money Lender Agent, the Refinancing Lender Agent, The Bank of Nova Scotia, as Springdale Lender Agent and Documentation Agent and JPMorgan Chase Bank, as Syndication Agent.

                   "Constituent Documents" means, with respect to any Person, (a) the articles or certificate of incorporation or other similar organizational document of such Person, (b) the by-laws or other similar document of such Person, (c) any certificate of designation or instrument relating to the rights of holders (including preferred shareholders) of Equity Interests in such Person and (d) any shareholder rights agreement or other similar agreement.

                   "Contest" means, with respect to the payment of taxes or any other claims or liabilities by any Person, to contest the validity or amount thereof in good faith by appropriate proceedings timely instituted and diligently pursued within the applicable statutory period and in accordance with applicable law; provided that the following conditions are satisfied: (a) such Person has posted a bond or other security in accordance with applicable law (if required) or has established adequate reserves with respect to the contested items in accordance with, and to the extent required by, GAAP; (b) during the period of such contest, the enforcement of any contested item is effectively stayed; (c) neither such Person nor any of its officers, directors or employees nor any AYE Creditor, AESC Creditor or their respective officers, directors or employees is, or could reasonably be expected to become, subject to any criminal liability or sanction in connection with such contested items; and (d) no Lien relating to such contest attaches to any Assets of such Person and becomes enforceable against other creditors of such Person.

                   "Contingent Obligation" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

"Creditors" means the Agents, the Depository Bank, the AYE Lenders, the AYE Issuing Bank and the AESC Creditors.

                   "Debt" of any Person (the "obligor") means, without duplication, (a) all obligations of such Person for or in respect of moneys borrowed or raised (whether or not for cash) by whatever means (including acceptances, deposits, discounting, letters of credit, factoring (other than on a non-recourse basis), and any other form of financing which is recognized in accordance with GAAP in the obligor's financial statements as being in the nature of a borrowing or is treated as "off-balance" sheet financing (including all amounts financed under any Synthetic Lease or other synthetic financing transaction); (b) all Obligations of the obligor evidenced by notes, bonds, debentures or other similar instruments other than any such instruments issued in connection with trade accounts payable excluded pursuant to the parenthetical in clause (c) below; (c) all Obligations of the obligor for the deferred purchase price of property or services (other than trade accounts payable within 90 days of being incurred arising in the ordinary course of such Person's business and not more than 90 days past due and not subject to a Contest); (d) all obligations of the obligor created or arising under any Finance Leases with respect to property acquired by the obligor (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all Obligations of the obligor as lessee under Capitalized Leases; (f) all obligations, contingent or otherwise, of the obligor under acceptance, letter of credit or similar facilities other than as issued (i) in connection with Obligations excluded pursuant to clause (b) above or the parenthetical in clause (c) above; or (ii) as credit support for leases which are not Capitalized Leases or Finance Leases; (g) all Obligations of the obligor created or arising under any conditional sale or other title retention agreement with respect to property acquired by the obligor (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (h) all Obligations of the obligor to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in the obligor or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (i) all Obligations of the obligor in respect of Hedge Agreements; (j) all Contingent Obligations of the obligor with respect to Debt; and (k) all indebtedness and other payment Obligations referred to in clauses (a) through (j) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by the obligor, even though the obligor has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

                   "Debt/Equity Issuance" means any sale or issuance of Equity Interests by the Parent or any of its Subsidiaries in the Parent or such Subsidiary, respectively, or any incurrence or issuance of Debt for Borrowed Money by the Parent or any of its Subsidiaries, other than (a) Debt under the AYE Loan Documents, (b) Debt under the AESC Loan Documents; (c) Permitted Regulated Subsidiary Debt, (d) unsecured Debt owed to any AESC Company which is pledged to the AESC Creditors pursuant to the AESC Loan Documents, (e) reimbursement obligations for amounts paid on behalf of the Parent or any of its Subsidiaries in accordance with applicable requirements under the Public Utility Holding Company Act of 1935 with respect to the provision of goods or services to the Parent and one or more Subsidiaries of the Parent or to two or more Subsidiaries of the Parent, (f) Debt under the BB&T Loan Documents, (g) Debt under the Hagerstown Loan Documents, (h) Debt under Capitalized Leases permitted by the AESC Documents or the AYE Documents, (i) purchase money obligations permitted by the AESC Documents or the AYE Documents, (j) Debt incurred by the Parent or any of its Subsidiaries (other than an AESC Company) pursuant to financial arrangements among the Parent and certain of its Subsidiaries with respect to inter-company loans pursuant to the authorization and restrictions of the Securities and Exchange Commission and (k) Equity Interests issued after the date hereof by any Subsidiary of the Parent which is made pro rata to holders of Equity Interests in such Subsidiary as of the date hereof or, in the case of AESC only, issued solely to the Parent.

                   "Debt for Borrowed Money" means Debt of the types specified (a) in clauses (a), (b), (d) and (e) of the definition of Debt and (b) to the extent relating to Debt of the types specified in one or more of clauses (a), (b), (d) and (e) of the definition of Debt, in clauses (j) and (k) thereof.

"Depository Bank" means Citibank, N.A., in its capacity as depository bank under the Security and Intercreditor Agreement.
"Documentation Agent" means The Bank of Nova Scotia, in its capacity as documentation agent under the Security and Intercreditor Agreement

                   "DWR Contract" means (a) the Master Power Purchase and Sale Agreement made as of March 23, 2001 between Allegheny Trading Finance Company, a Delaware corporation (as assignee of AESC), as Party A thereunder, and California Department of Water Resources, as Party B and (b) the Master Power Purchase and Sale Agreement made as of April 20, 2001 between Allegheny Trading Finance Company, a Delaware corporation (as assignee of AESC), as Party A thereunder, and California Department of Water Resources, as Party B.

                   "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person, True Equity Interests or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

"Existing A Notes" has the meaning specified in Preliminary Statement (6) of this Agreement.
"Existing Noteholders" has the meaning specified in Preliminary Statement (6) of this Agreement.
"Facilities" means the AYE Facility and the AESC Facilities.
"Final Maturity Date" means the earlier of (a) April 18, 2005 and (b) the date of termination in whole of the Commitments under the Financing Documents.

                   "Finance Lease" means, for any Person, any lease, any hire purchase, conditional sale or other form of title retention agreement which is recognized, in accordance with GAAP, in such Person's financial statements as being in the nature of a borrowing.

"Financing Documents" means the AYE Loan Documents and the AESC Loan Documents.
"Financing Parties" means the AESC Creditors and the AYE Creditors.
"GAAP" means generally accepted accounting principles, as in effect from time to time.

                   "Governmental Authority" means any national, state, county, city, town, village, municipal or other de jure or de facto government department, commission, board, bureau, agency, authority or instrumentality of a country or any political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of the foregoing entities, including all commissions, boards, bureaus, arbitrators and arbitration panels, and any authority or other Person controlled by any of the foregoing.

"Hagerstown" means Hagerstown Trust Company, a national banking association.

                   "Hagerstown Credit Agreement" has the meaning set forth in Preliminary Statement (5) of this Agreement, as in effect on the date hereof and as amended, amended and restated, supplemented or otherwise modified in accordance with the AYE Credit Agreement.

                   "Hagerstown Loan Documents" means the Hagerstown Credit Agreement and all other agreements, guarantees, deeds, conveyances, assignments, promissory notes, fee letters and instruments that evidence Obligations owing to Hagerstown, in each case, as in effect on the date hereof and as amended, amended and restated, supplemented or otherwise modified in accordance with the AYE Credit Agreement.

"Hagerstown Outstanding Amount" means, as of any date, the aggregate principal amount (not to exceed $25,000,000) outstanding under the Hagerstown Credit Agreement as of such date.

                   "Hedge Agreements" means all agreements relating to rate swaps, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, forward transactions, currency swap transactions, cross currency rate swap transactions, currency options or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures (excluding in each case (a) the Affiliate Energy Contracts, (b) the DWR Contract, (c) provider of last resort contracts between Subsidiaries of the Parent, (d) commodity purchase contracts for commodities used in the operation and maintenance of physical Assets of the Parent or any of its Subsidiaries, (e) agreements for the sale of capacity, energy or ancillary services in an aggregate amount the delivery of which may be satisfied using the installed capacity (including projected additions thereto) of all power plants of the Parent and its Subsidiaries, in each case, in the ordinary course of business and entered into in accordance with the Business Plan and (f) agreements for the purchase of capacity, energy and ancillary services, in each case to the extent necessary to satisfy corresponding obligations under any provider of last resort contract which relates to an Asset disposed of pursuant to a Sale that is permitted under the terms of the AYE Loan Documents or the AESC Loan Documents (as the case may be) if (i) such agreement is for a term ending no earlier than six months after the date specified in clause (a) of the definition of "Final Maturity Date" and (ii) payments under such agreement (or all such agreements, if more than one such agreement is entered into to satisfy corresponding obligations under a provider of last resort contract) do not, at an time, exceed payments then due under such provider of last resort contract.

"Indemnified Costs" has the meaning set forth in Section 5.05(b).
"Indemnified Party" has the meaning set forth in Section 5.05(a).
"Indenture Trustee" has the meaning specified in the recital of parties to this Agreement.

                   "Insolvency Proceeding," with respect to any Person, means (a) any proceeding shall be instituted against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and either such proceeding shall remain undismissed or unstayed for a period of 60 consecutive days or the entry by any competent Governmental Authority of any jurisdiction or a court having jurisdiction in the premises of a decree or order approving or ordering any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property); or (b) commencement by such Person of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by such Person to the entry of a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against such Person, or the filing by such Person of a petition or answer or consent seeking reorganization or relief under any applicable law; or consent by such Person to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or of any substantial part of the property of such Person, or the making by such Person of an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of such Person, or the admission by such Person in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by such Person in furtherance of any such action.

"Intercreditor Agent" has the meaning specified in the recital of parties to this Agreement.
"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                   "Letter of Credit" means, as the context may require, any letter of credit issued by the Refinancing Issuing Bank under the Refinancing Credit Agreement or by the AYE Issuing Bank under the AYE Credit Agreement.

                   "Lien" means any lien, mortgage, deed of trust, pledge, security interest or other charge or encumbrance of any kind, including the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                   "Net Cash Proceeds" means, with respect to any Debt/Equity Issuance by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) the following (to the extent directly and primarily relating to such transaction): (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal, consultant and advisor fees, finder's fees and other similar fees and commissions, (b) the amount of taxes (or amounts owing pursuant to the Tax Allocation Agreement) payable in connection with or as a result of such transaction; provided that in the case of any amounts that are deductible under clause (b) but for the fact that, at the time of receipt of such cash, such amounts have not been actually paid or are not then payable, such Person may deduct an amount (the "Reserved Amount") equal to the amount reserved in accordance with GAAP for such Person's reasonable estimate of such amounts, other than taxes for which such Person is indemnified; provided further that, at the time such amounts are paid, an amount equal to the amount, if any, by which the Reserved Amount for such amounts exceeds the amount of such amounts actually paid shall constitute "Net Cash Proceeds" of the type for which such amounts were reserved for all purposes hereunder.

"New Money Credit Agreement" has the meaning specified in Preliminary Statement (2) of this Agreement.
"New Money Facility" has the meaning specified in Preliminary Statement (2) of this Agreement.
"New Money Lender Agent" has the meaning specified in the recital of parties to this Agreement.
"New Money Lenders" means the lenders under the New Money Credit Agreement.
"New Money Outstanding Amount" means, as of any date, the aggregate principal amount outstanding under the New Money Credit Agreement on such date.
"Note Facility" means the financing made available to AESC by the Noteholders pursuant to the Refinancing Indenture and the Amended Notes.
"Noteholder Outstanding Amount" means, as of any date, the aggregate principal amount outstanding under all Amended Notes on such date.
"Noteholders" means the holders of the Amended Notes.

                   "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law.

                   "Outstanding Amounts" means, collectively, the AYE Outstanding Amount, the New Money Outstanding Amount, the Refinancing Outstanding Amount, the Noteholder Outstanding Amount and the Springdale Outstanding Amount.

"Parent" has the meaning specified in the recital of parties to this Agreement.

                   "Permitted Regulated Subsidiary Debt" means any Debt incurred by a Regulated Subsidiary after the date hereof which (a) matures no earlier than the date occurring six months after the date specified in clause (a) of the definition of "Final Maturity Date" and does not require any amortization or mandatory prepayment prior to such date and (b) the proceeds of which are (i) used by such Regulated Subsidiary upon receipt thereof to refinance Debt of such Regulated Subsidiary in existence on the date hereof in accordance with the AYE Loan Documents and the Hagerstown Loan Documents as in effect on the date hereof, or (ii) used upon, or reserved by such Regulated Subsidiary to be used within 12 months after, receipt by such Regulated Subsidiary thereof to fund Capital Expenditures of such Regulated Subsidiary which are (A) included in the CapEx Budget or (B) mandated or required by applicable law or necessary with respect to such Regulated Subsidiary's mandatory service obligations or with respect to safety and reliability, in the case of clause (ii)(B), up to an aggregate principal amount of $50,000,000 in any calendar year.

                   "Person" means an individual, partnership, corporation (including a business or statutory trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                   "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

                   "Proportionate Share (New Money Facility)" means, as of any date of determination with respect to any amount, an amount equal to (a) such amount, multiplied by (b) a fraction (expressed as a percentage carried out to the ninth decimal point), (i) the numerator of which is the sum of the Commitments of all New Money Lenders and (ii) the denominator of which is the sum of (A) the Commitments of all New Money Lenders, (B) the Refinancing Outstanding Amount, (C) the Springdale Outstanding Amount and (D) the Noteholder Outstanding Amount, in each case, as of such date.

                   "Proportionate Share (Note Facility)" means, as of any date of determination with respect to any amount, an amount equal to (a) such amount, multiplied by (b) a fraction (expressed as a percentage carried out to the ninth decimal point), (i) the numerator of which is the Noteholder Outstanding Amount and (ii) the denominator of which is the sum of (A) the Commitments of all New Money Lenders, (B) the Refinancing Outstanding Amount, (C) the Springdale Outstanding Amount and (D) the Noteholder Outstanding Amount, in each case, as of such date.

                   "Proportionate Share (Refinancing Facility)" means, as at the time of any determination with respect to any amount, an amount equal to (a) such amount, multiplied by (b) a fraction (expressed as a percentage carried out to the ninth decimal point), the (i) numerator of which is the Refinancing Outstanding Amount and (ii) the denominator of which is the sum of (A) the Commitments of all New Money Lenders, (B) the Refinancing Outstanding Amount, (C) the Springdale Outstanding Amount and (D) the Noteholder Outstanding Amount, in each case, as of such date.

                   "Proportionate Share (Springdale Facility)" means, as at the time of any determination with respect to any amount, an amount equal to (a) such amount, multiplied by (b) a fraction (expressed as a percentage carried out to the ninth decimal point), (i) the numerator of which is the Springdale Outstanding Amount and (ii) the denominator of which is the sum of (A) the Commitments of all New Money Lenders, (B) the Refinancing Outstanding Amount, (C) the Springdale Outstanding Amount and (D) the Noteholder Outstanding Amount, in each case, as of such date.

                   "Ratable Share" means, as of any date with respect to any amount and any Creditor, such portion of such amount as is equal to the proportion which the Outstanding Amount of such Creditor bears to the aggregate Outstanding Amounts of all Creditors, in each case, on such date.

                   "Redeemable" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

"Refinancing Credit Agreement" has the meaning specified in Preliminary Statement (3) of this Agreement.
"Refinancing Facility" has the meaning specified in Preliminary Statement (3) of this Agreement.

                   "Refinancing Indenture" means the Amended and Restated Indenture, dated as of the date hereof, between AESC, as issuer, Law Debenture Trust Company of New York, as the Indenture Trustee, and Bank One Trust Company, N.A., as security registrar and paying agent, in respect of the 10.25% Senior Notes due 2007.

"Refinancing Issuing Bank" means the issuing bank for letters of credit under the Refinancing Credit Agreement.
"Refinancing Lender Agent" has the meaning specified in the recital of parties to this Agreement.
"Refinancing Lenders" means the lenders under the Refinancing Credit Agreement.

                   "Refinancing Outstanding Amount" means, as of any date, the sum of (a) the aggregate principal amount outstanding under the Refinancing Credit Agreement and (b) the aggregate Available Amount of all Letters of Credit outstanding under the Refinancing Credit Agreement, in each case, as of such date.

                   "Regulated Subsidiaries" means Monongahela Power Company, an Ohio corporation, The Potomac Edison Company, a Maryland and Virginia corporation, West Penn Power Company, a Pennsylvania corporation, and Mountaineer Gas Company, a West Virginia corporation.

                   "Related Creditors" means, with respect to (a) the New Money Lender Agent, the New Money Lenders, (b) the Refinancing Lender Agent, the Refinancing Lenders and the Refinancing Issuing Bank, (c) the Springdale Lender Agent, the Springdale Lenders, (d) the Indenture Trustee, the Noteholders and (e) the AYE Lender Agent, the AYE Lenders and the AYE Issuing Bank.

                   "Representative Agent" means the AYE Lender Agent, the New Money Lender Agent, the Refinancing Lender Agent, the Springdale Lender Agent and the Indenture Trustee and, with respect to (a) the AYE Facility and the AYE Creditors, means the AYE Lender Agent, (b) the New Money Facility and the New Money Lenders, means the New Money Lender Agent, (c) the Refinancing Facility and the Refinancing Lenders and the Refinancing Issuing Bank, means the Refinancing Lender Agent, (d) the Springdale Facility and the Springdale Lenders, means the Springdale Lender Agent and (e) the Note Facility and the Noteholders, means the Indenture Trustee.

                   "Required AESC Lenders" means, at any time, the AESC Creditors owed or holding at least a majority in interest of the sum of (a) the New Money Outstanding Amount, the Refinancing Outstanding Amount, the Springdale Outstanding Amount and the Noteholder Outstanding Amount, (b) prior to the earlier of August 1, 2003 and the date of the second borrowing under the New Money Credit Agreement, the unused Commitments, if any, of the New Money Lenders and (c) the aggregate Available Amount of all Refinancing Letters of Credit outstanding at such time, or, if no AESC Outstanding Amount and no Letters of Credit under the Refinancing Credit Agreement are outstanding at such time, AESC Lenders holding at least a majority in interest of the aggregate of the Commitments of all AESC Lenders at such time.

                   "Required AYE Lenders" means, at any time, the AYE Creditors owed or holding at least a majority in interest of the AYE Outstanding Amount at such time, or, if no such principal amount and no Letter of Credit under the AYE Credit Agreement are outstanding at such time, AYE Lenders holding at least a majority in interest of the aggregate of the Commitments of all AYE Lenders at such time.

                   "Responsible Officer" means, with respect to any Representative Agent or the Intercreditor Agent, those employees of such Representative Agent or the Intercreditor Agent (as applicable) having direct responsibility for administering this Agreement.

"Sale" means any sale (including by way of sale/leaseback), lease, assignment, transfer or other disposition.
"Secured Party" has the meaning set forth in the Security and Intercreditor Agreement.

                   "Security and Intercreditor Agreement" means the Security and Intercreditor Agreement, dated as of the date hereof, among the AESC Companies party thereto, the Refinancing Lenders, the New Money Lenders, the Springdale Lenders, the Refinancing Issuing Bank, the Refinancing Lender Agent, the New Money Lender Agent, the Collateral Agent, the AESC Intercreditor Agent, the Depository Bank, the Springdale Lender Agent, the Springdale Special Draw Agent, the Documentation Agent, the Syndication Agent and the Indenture Trustee.

"Springdale Credit Agreement" has the meaning set forth in Preliminary Statement (4) of this Agreement.
"Springdale Facility" has the meaning set forth in Preliminary Statement (4) of this Agreement.
"Springdale Lender Agent" has the meaning specified in the recital of parties to this Agreement.
"Springdale Lenders" means the lenders under the Springdale Credit Agreement.
"Springdale Outstanding Amount" means, as of any date, the aggregate principal amount outstanding under the Springdale Credit Agreement on such date.
"Springdale Special Draw Agent" means The Bank of Nova Scotia, in its capacity as Springdale Special Draw Agent under the Security and Intercreditor Agreement and the Springdale Credit Agreement.

                   "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

"Supermajority Noteholders" means, at any time, Noteholders owed or holding at least 75% of the aggregate principal amount of the Amended Notes outstanding at such time.
"Syndication Agent" means JPMorgan Chase Bank, in its capacity as syndication agent under the Security and Intercreditor Agreement
"Synthetic Lease" means a financing for any Asset which is characterized as an operating lease under GAAP, but which is treated as a financing under the Internal Revenue Code.

                   "Tax Allocation Agreement" means the Tax Allocation Agreement, dated as of January 1, 2001, by and between the Parent and its Subsidiaries, as supplemented by Amendment No. 1, dated as of June 11, 2002, Amendment No. 2, dated as of June 11, 2002, and Amendment No. 3, dated as of July 1, 2002.

                   "True Equity Interests" means, with respect to any Person, (a) shares of capital stock of (or other ownership or profit interests in) such Person, (b) securities (i) that are convertible at all times at the option of the issuer thereof or upon a fixed date without satisfaction of any other condition or upon the occurrence of predetermined events which are not within the control of the holders thereof (or any Affiliate of any such holder) into or are exchangeable for, shares of capital stock of (or other ownership or profit interests in) such Person and (ii) under which all payments to the holders thereof are subordinated in priority of payment to all Obligations owing to the Creditors under the Financing Documents and (c) any other similar Equity Interests approved by the Required AESC Lenders and the Required AYE Lenders.

                   "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

Section 1.02 Principles of Interpretation. Except to the extent expressly provided to the contrary in this Agreement or to the extent that the context otherwise requires, in this Agreement:
(a) the table of contents and Article and Section headings are for convenience only and shall not affect its interpretation;

                   (b)     references to any document, instrument or agreement, including any Financing Document, shall include (i) all exhibits, annexes, schedules, appendices or other attachments thereto and (ii) all documents, instruments or agreements issued or executed in replacement thereof;

                   (c)     references to a document or agreement, including any Financing Document, shall be deemed to include any amendment, restatement, modification, supplement or replacement thereto entered into in accordance with the terms hereof and the terms of such Financing Document;

(d) the words "include," "includes" and "including" are not limiting;
(e) references to any Person shall include such Person's successors and permitted assigns;
(f) the words "hereof," "herein" and "hereunder" and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision of this Agreement;
(g) references to "days" shall mean calendar days;
(h) the singular includes the plural and the plural includes the singular;
(i) references to any specific law shall mean such law, as amended, modified or supplemented from time to time, and any law successor thereto;
(j) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding"; and

                   (k)     any reference herein to an Article, Section or Exhibit is to such article or section of, or an exhibit to, this Agreement unless otherwise indicated, and Exhibits to this Agreement shall be deemed incorporated by reference in this Agreement.

                   Section 1.03     Negotiated Agreement.  This Agreement is the result of negotiations among the parties hereto and their respective counsel. Accordingly, this Agreement shall be deemed the product of all parties hereto, and no ambiguity herein shall be construed in favor of or against any Creditor.

ARTICLE II DEBT/EQUITY ISSUANCE INFORMATION

                   Section 2.01     Notices Concerning Debt/Equity Issuances.  (a)  With respect to each Debt/Equity Issuance, the Parent shall notify each of the Representative Agents and the Intercreditor Agent (i) no later than the tenth Business Day prior to the date of such Debt/Equity Issuance, of (A) the identity of the issuer, the expected date of such Debt/Equity Issuance and the amount of the Net Cash Proceeds expected to result therefrom and (B) the expected Hagerstown Outstanding Amount on the date of such Debt/Equity Issuance and (ii) on the date of such Debt/Equity Issuance, (A) the actual Net Cash Proceeds resulting from such Debt/Equity Issuance and (B) the actual Hagerstown Outstanding Amount as of such date.

                   (b)     Within three Business Days after receipt of initial notification from the Parent of any Debt/Equity Issuance, (i) the New Money Lender Agent shall notify the Intercreditor Agent and each other Representative Agent of the expected aggregate Commitments of all New Money Lenders as of the date of such Debt/Equity Issuance and (ii) each other Representative Agent shall notify the Intercreditor Agent and each other Representative Agent of the expected Outstanding Amount under its Facility as of the date of such Debt/Equity Issuance, and, within two Business Days after receipt by the Intercreditor Agent of notification from all Representative Agents of the expected Commitments or Outstanding Amounts, as applicable, under their respective Facilities as of the date of such Debt/Equity Issuance, and of notification by the Parent of the expected Hagerstown Outstanding Amount as of the date of such Debt/Equity Issuance, the Intercreditor Agent shall notify each Representative Agent of the following with respect to such Debt/Equity Issuance: (i) the expected Commitments of the New Money Lenders and the expected Outstanding Amount under each of the other Facilities, (ii) the expected AYE Required Prepayment Amount and (iii) the expected AESC Required Prepayment Amount and each of the Proportionate Share (New Money Facility), the Proportionate Share (Refinancing Facility), the Proportionate Share (Note Facility), if any, and the Proportionate Share (Springdale Facility) with respect to such expected AESC Required Prepayment Amount.

                   (c)     No later than the Business Day next preceding the date of each Debt/Equity Issuance, (i) the New Money Lender Agent shall confirm to the Intercreditor Agent and each other Representative Agent the actual aggregate Commitments of all New Money Lenders as of the date of such Debt/Equity Issuance and (ii) each other Representative Agent shall confirm to the Intercreditor Agent and the other Representative Agents the actual Outstanding Amount under its Facility as of the date of such Debt/Equity Issuance.

                   (d)     On the date of each Debt/Equity Issuance, and following receipt by the Intercreditor Agent of notification from (i) the Parent with respect to the actual Net Cash Proceeds resulting from such Debt/Equity Issuance and the actual Hagerstown Outstanding Amount as of such date, in each case, pursuant to clause (a)(ii) above, (ii) the New Money Lender Agent of the Commitments of all New Money Lenders as of the date of such Debt/Equity Issuance and (iii) each other Representative Agent of the Outstanding Amount under its Facility, in each case, as of the date of such Debt/Equity Issuance, the Intercreditor Agent shall confirm to each Representative Agent, with respect to such Debt/Equity Issuance, (A) the AYE Required Prepayment Amount and (B) the AESC Required Prepayment Amount and each of the Proportionate Share (New Money Facility), the Proportionate Share (Refinancing Facility), the Proportionate Share (Note Facility) and the Proportionate Share (Springdale Facility) with respect to such AESC Required Prepayment Amount.

                   (e)     Within five Business Days after receipt by the AYE Lender Agent of any amount from an AYE Borrower for prepayment of the AYE Outstanding Amount and/or cash collateralization of the outstanding Letter of Credit under the AYE Credit Agreement, in each case, as a result of any Debt/Equity Issuance, the AYE Lender Agent shall promptly notify each other Representative Agent and the Intercreditor Agent thereof.

                   (f)     Within five Business Days after receipt by the New Money Lender Agent, the Refinancing Lender Agent, the Indenture Trustee or the Springdale Lender Agent of any amount from AESC for prepayment of the AESC Outstanding Amount and/or cash collateralization of outstanding Letters of Credit under the Refinancing Credit Agreement, in each case, as a result of any Debt/Equity Issuance, the New Money Lender Agent, the Refinancing Lender Agent, the Indenture Trustee or the Springdale Lender Agent, respectively, shall promptly notify each other Representative Agent and the Intercreditor Agent thereof.

                   Section 2.02     Notice of Default.  Promptly after any Responsible Officer of the New Money Lender Agent, the Refinancing Lender Agent, the Springdale Lender Agent or the Indenture Trustee obtains actual knowledge of the occurrence of any AESC Default, such Representative Agent shall provide written notice thereof to the Intercreditor Agent. Promptly after any Responsible Officer of the Intercreditor Agent (whether independently or upon notice from any Representative Agent) obtains actual knowledge of the occurrence of any AESC Default, the Intercreditor Agent shall notify each Representative Agent thereof in writing.

                   (a)     Promptly after any Responsible Officer of the AYE Lender Agent obtains actual knowledge of the occurrence of any AYE Default, the AYE Lender Agent shall provide written notice thereof to the Intercreditor Agent. Promptly after any Responsible Officer of the Intercreditor Agent (whether independently or upon notice from the AYE Lender Agent) obtains actual knowledge of the occurrence of any AYE Default, the Intercreditor Agent shall notify each Representative Agent thereof in writing.

                   Section 2.03     Necessary Information.  Each Representative Agent agrees that it will from time to time provide such information to the Intercreditor Agent as may be necessary to enable the Intercreditor Agent to make any calculation required under Section 2.01(b) and (d).

ARTICLE III REPRESENTATIONS AND WARRANTIES

                   Section 3.01     Representations and Warranties of the Parent.  The Parent represents and warrants to each of the New Money Lender Agent, the Refinancing Lender Agent, the Springdale Lender Agent, the Indenture Trustee, each of their Related Creditors and the Springdale Special Draw Agent as follows:

(a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

                   (b)     The execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby, are within its corporate powers, have been duly authorized by all necessary corporate and other action, and do not and will not (i) contravene its Constituent Documents, (ii) violate any law, rule, regulation (including Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting its or any of its properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of its Assets.

                   (c)     No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) its due execution, delivery or performance of this Agreement, or for its consummation of the transactions contemplated hereby or (ii) the exercise by any other party hereto (other than the AYE Lender Agent) or any AESC Creditor of its rights under this Agreement, except for the authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made, are in full force and effect, are held in its name, are not subject to appeal, intervention, rehearing, reconsideration or similar proceeding and are free from any conditions or requirements that have not been satisfied, and are required to be satisfied, on or prior to the dates as of which this representation and warranty is made or reaffirmed. All applicable waiting periods in connection with all Governmental Approvals obtained by it have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon its execution, delivery and performance of this Agreement and the transactions contemplated hereunder.

                   (d)     This Agreement has been duly executed and delivered by it and this Agreement is a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except to the extent limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

Section 3.02 Representations and Warranties of AESC. AESC represents and warrants to the AYE Lender Agent and each of its Related Creditors as follows:
(a) It is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

                   (b)     The execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby, are within its corporate powers, have been duly authorized by all necessary corporate and other action, and do not and will not (i) contravene its Constituent Documents, (ii) violate any law, rule, regulation (including Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting its or any of its properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of its Assets.

                   (c)     No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) its due execution, delivery or performance of this Agreement, or for its consummation of the transactions contemplated hereby, or (ii) the exercise by the AYE Lender Agent and the AYE Creditors of its rights under this Agreement, except for the authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made, are in full force and effect, are held in its name, are not subject to appeal, intervention, rehearing, reconsideration or similar proceeding and are free from any conditions or requirements that have not been satisfied, and are required to be satisfied, on or prior to the dates as of which this representation and warranty is made or reaffirmed. All applicable waiting periods in connection with all Governmental Approvals obtained by it have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon its execution, delivery and performance of this Agreement and the transactions contemplated hereunder.

                   (d)     This Agreement has been duly executed and delivered by it and this Agreement is a legal, valid and binding obligation of AESC, enforceable against AESC in accordance with its terms, except to the extent limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

ARTICLE IV COVENANTS OF THE PARENT AND AESC
Section 4.01 Covenants of the Parent and AESC.

                   (a)     The Parent acknowledges and agrees in favor of each of the New Money Lender Agent, the Refinancing Lender Agent, the Indenture Trustee and the Springdale Lender Agent and each of their respective Related Creditors that upon any Debt/Equity Issuance by it or any of its Subsidiaries (other than an AESC Company) it shall, on the date of such Debt/Equity Issuance, make a cash equity contribution to AESC in an amount equal to the AESC Required Prepayment Amount with respect to such Debt/Equity Issuance.

                   (b)     AESC acknowledges and agrees in favor of the AYE Lender Agent and the AYE Creditors that upon any Debt/Equity Issuance by an AESC Company it shall, on the date of such Debt/Equity Issuance, make a cash distribution to the Parent in an amount equal to the AYE Required Prepayment Amount, if any, with respect to such Debt/Equity Issuance.

Section 4.02 Obligations Absolute.

                   (a)     The Obligations of the Parent and AESC under or in respect of this Agreement are independent of the Obligations of AESC and the Parent, respectively, under the other Financing Documents to which it is a party, and, in each case, any of its Affiliates under or in respect of the relevant Financing Documents, and a separate action or actions may be brought and prosecuted against the Parent and/or AESC to enforce this Agreement, irrespective of whether any action is brought against any of their respective Affiliates or whether the Parent, AESC or any of their respective Affiliates is joined in any such action or actions. All rights of the other parties hereto and the Related Creditors of the Representative Agents and all Obligations of the Parent and AESC hereunder shall be irrevocable, absolute and unconditional irrespective of, and the Parent and AESC each hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(i) any lack of validity or enforceability of any Financing Document or any other agreement or instrument relating thereto;

                   (ii)     any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Parent, AESC or any of their respective Affiliates under or in respect of the Financing Documents or any other amendment or waiver of or any consent to any departure from any Financing Document, including any increase in the Obligations under the Financing Documents resulting from the extension of additional credit to the Parent, AESC or any of their respective Affiliates or otherwise;

                   (iii)     any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations of the Parent or AESC under the Financing Documents;

                   (iv)     any manner of application of any collateral, or proceeds thereof, to all or any of the Obligations of the Parent or AESC under the Financing Documents, or any manner of sale or other disposition of any collateral for all or any of the Obligations of the Parent, AESC or any of their respective Affiliates under or in respect of the applicable Financing Documents or any other assets of the Parent, AESC or any of their respective Affiliates;

(v) any change, restructuring or termination of the corporate structure or existence of the Parent, AESC or any of their respective Affiliates;

                   (vi)     any failure of any party hereto, any AYE Creditor or any AESC Creditor to disclose to the Parent, AESC or any of their respective Affiliates any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of the Parent, AESC or any of their respective Affiliates now or hereafter known to such party, any AYE Creditor or any AESC Creditor (the Parent and AESC each waiving any duty on the part of the other parties hereto, the AYE Creditors and the AESC Creditors to disclose such information);

                   (vii)     the failure of any other Person to execute or deliver this Agreement or any other Financing Document, guaranty or agreement or the release or reduction of liability of the Parent, AESC or any of their respective Affiliates with respect to the Obligations under the other Financing Documents;

                   (viii)     any election of remedies by the Parent or AESC that destroys either such Person's right to proceed against the other for reimbursement, including any loss any such Person may suffer by reason of any rights, power or remedies of the Parent or AESC in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging any Obligations under the Financing Documents;

(ix) any claim to or right in respect of abatement, reduction, limitation, impairment, termination, counterclaim, recoupment, setoff, defense or other right;
(x) the occurrence or continuance in effect of any AYE Default or AESC Default;

                   (xi)     any order, writ, injunction or decree issued by any court, Governmental Authority or any arbitrator, or any enforcement or recovery thereof against or affecting it or any other Person or any of their respective properties;

                   (xii)     any Insolvency Proceeding by or against the Parent, AESC or any other party to any of the Financing Documents or the rejection of this Agreement or any other Financing Document in any Insolvency Proceeding (nothing herein being a concession that anything in this Agreement is properly classifiable as an executory obligation);

(xiii) any of the acts mentioned in any of the provisions of this Agreement, any other Financing Document or any other agreement or instrument referred to herein or therein are done or omitted;
(xiv) the failure of any Person to register this Agreement or any other Financing Document with any Governmental Authority;

                   (xv)     the failure of any Person to obtain any approval or consent from, or to undertake any filing or recording with, or give any notice to, any Governmental Authority required in connection with this Agreement or any other Financing Document;

(xvi) any change in law which may affect the Parent's or AESC's obligations under the Financing Documents or the rights of any other party thereto;
(xvii) any other agreement between the Parent, AESC, any Affiliate thereof or any other Person;

                   (xviii)     any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Parent or AESC for specific performance of this Agreement by any other party hereto, or for any of their benefit by a receiver, custodian or trustee appointed for the Parent or AESC or in respect of all or a substantial part of the Parent's or AESC's assets under the bankruptcy or insolvency laws or any jurisdiction to which the Parent or AESC or their assets are subject;

(xix) the absence of notice to, or knowledge by, the Parent, AESC or any other Person of the existence or occurrence of any of the matters or events set forth in the foregoing clauses; or

                   (xx)     any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by any other party hereto that might otherwise constitute a defense available to, or a discharge of, the Parent or AESC of its respective Obligations hereunder.

(b) To the extent either the Parent or AESC may do so under any applicable law:

                   (i)     in addition to waiving any defense to performance referred to in clause (a) of this Section 4.02, the Parent and AESC each waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Person of its obligations under, or the enforcement by the other parties hereto of, this Agreement;

                   (ii)     without limitation of the foregoing, the Parent and AESC each hereby irrevocably waives, to the extent it may do so under applicable law, any protection it may be entitled to under Sections 365(c)(1) and 365(c)(2) of the Bankruptcy Reform Act of 1978, as amended, or any successor provision of law of similar import, or any provision of any applicable law in the event of any Insolvency Proceeding with respect to itself or any other Person; and

                   (iii)     the Parent and AESC each hereby irrevocably waives, until such time as this Agreement has terminated in accordance with Section 6.07, any rights to seek any reimbursement from the other or any other Person in respect of payment made by the Parent or AESC hereunder.

                   (c)     This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations hereunder is rescinded or must otherwise be returned by any party hereto or by any other Person upon the insolvency, bankruptcy or reorganization of the Parent, AESC or any of their respective Affiliates or otherwise, all as though such payment had not been made.

                   (d)     The Parent and AESC each hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to this Agreement and any of the Obligations hereunder and any requirement that any party hereto protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Parent, AESC or any of their respective Affiliates or any other Person or any collateral.

                   (e)     The Parent and AESC each hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all Obligations hereunder, whether existing now or in the future.

                   (f)     The Parent and AESC each hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any party hereto that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Parent or AESC, as the case may be, or other rights of the Parent or AESC, as the case may be, to proceed against any of their respective Affiliates, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of the Parent or AESC, as the case may be, hereunder.

                   (g)     The Parent, AESC and each of the parties hereto confirms that it is the intention of all such Persons that this Agreement and the Obligations of the Parent and AESC hereunder do not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and the Obligations of the Parent and AESC hereunder or in connection with any Insolvency Proceeding in respect of the Parent, AESC or any of their respective Affiliates. To effectuate the foregoing intention, the other parties hereto hereby irrevocably agree that the Obligations of the Parent and AESC under this Agreement at any time shall be limited to the maximum amount as will result in the Obligations of the Parent or AESC, as the case may be, under this Agreement not constituting a fraudulent transfer or conveyance.

                   Section 4.03     No Offset.  Payments of all amounts by each of the Parent and AESC hereunder shall be made in all events at the times and in the amounts set forth in this Agreement, without condition or deduction for any counterclaim, defense, recoupment or setoff for any reason (including any dispute between or among any one or more of such Persons or among any combination of Persons party hereto or to any other Financing Documents over any matter whatsoever) which may now exist or may arise in the future.

                   Section 4.04     Waivers.  The Parent and AESC each acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Financing Documents and that the waivers set forth in this Article IV are knowingly made in contemplation of such benefits.

THE INTERCREDITOR AGENT

                   Section 5.01     Authorization and Action.  Each Representative Agent (on behalf of each of its Related Creditors) hereby appoints and authorizes the Intercreditor Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Intercreditor Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for herein, the Intercreditor Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required AYE Lenders and the Required AESC Lenders, acting collectively, and such instructions shall be binding upon all AYE Creditors or all AESC Creditors, respectively; provided that notwithstanding the foregoing, the Intercreditor Agent shall not be required to take any action that exposes the Intercreditor Agent to personal liability or that is contrary to this Agreement or applicable law.

                   Section 5.02     Intercreditor Agent's Reliance, Etc.  Neither the Intercreditor Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Intercreditor Agent: (a) may consult with legal counsel (including counsel for any AYE Borrower or AESC Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Financing Party and shall not be responsible to any Financing Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Financing Documents; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Financing Document on the part of any AYE Borrower or AESC Company or to inspect the property (including the books and records) of any AYE Borrower or AESC Company; (d) shall not be responsible to any Financing Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien created or purported to be created under or in connection with, any Financing Document or any other instrument or document furnished pursuant thereto; and (e) shall incur no liability under or in respect of any Financing Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by e-mail or telecopy) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

                   Section 5.03     Citibank and Affiliates.  With respect to its Commitments, the Obligations owing to it under any Financing Document by any AYE Borrower or any AESC Company, Citibank shall have the same rights and powers under the Financing Documents as any other Financing Party party thereto, and may exercise the same as though it were not the Intercreditor Agent. Citibank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Parent, any of its Subsidiaries and any Person that may do business with or own securities of the Parent, or any such Subsidiary, all as if Citibank were not the Intercreditor Agent and without any duty to account therefor to the Financing Parties.

                   Section 5.04     Financing Party Credit Decision.  Each Representative Agent (on its own behalf and on behalf of its Related Creditors) acknowledges that it has, independently and without reliance upon the Intercreditor Agent or any other Financing Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Financing Documents to which it is a party. Each Representative Agent (on its own behalf and on behalf of its Related Creditors) also acknowledges that it will, independently and without reliance upon the Intercreditor Agent or any other Financing Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Documents to which it is a party.

                   Section 5.05     Indemnification.   (a)  Each of AESC and the Parent agrees to indemnify, defend and save and hold harmless the Intercreditor Agent and each of its Affiliates and its officers, directors, employees, agents, attorneys and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) the transactions contemplated by this Agreement, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 5.05(a) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Parent or any of its Subsidiaries, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Financing Documents are consummated. Each of AESC and the Parent also agrees not to assert any claim against the Intercreditor Agent or any of its Affiliates, or any of its officers, directors, employees, agents, attorneys and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the transactions contemplated by the Financing Documents.

                   (b)     Subject to clause (c), each of the Representative Agents (solely on behalf of each of its Related Creditors) agrees to indemnify the Intercreditor Agent (to the extent not promptly reimbursed by the Parent or AESC), in accordance with their respective Ratable Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind of nature whatsoever that may be imposed on, incurred by, or asserted against the Intercreditor Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Intercreditor Agent under this Agreement (collectively, the "Indemnified Costs"); provided that no such Related Creditor shall be liable for any portion of the Indemnified Costs found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from the Intercreditor Agent's gross negligence or willful misconduct. Without limiting the foregoing, and subject to clause (c), each of the Representative Agents (solely on behalf of each of its Related Creditors) agrees to reimburse the Intercreditor Agent promptly upon demand for its Ratable Share of any out-of-pocket expenses (including reasonable counsel fees and disbursements) incurred by the Intercreditor Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Financing Document, to the extent that the Intercreditor Agent is not promptly reimbursed for such expenses by the Parent or AESC.

                   (c)     The Intercreditor Agent hereby acknowledges and agrees that (i) it shall not have any recourse to, and hereby agrees not to assert any claim against, any Representative Agent with respect to amounts due to the Intercreditor Agent pursuant to clause (b) above and (ii) any claim which the Intercreditor Agent may have against the Related Creditors of any Representative Agent shall be made or pursued by the Intercreditor Agent directly and solely against the Related Creditors of such Representative Agent, and no such claim may be made against, or through, any Representative Agent.

                   Section 5.06     Successor Intercreditor Agent.  The Intercreditor Agent may resign at any time by giving written notice thereof to the Representative Agents and may be removed at any time with or without cause by the Required AYE Lenders and the Required AESC Lenders, acting collectively through their respective Representative Agents. Upon any such resignation or removal, the Required AYE Lenders and the Required AESC Lenders, collectively through their respective Representative Agents, shall have the right to appoint a successor Intercreditor Agent. If no successor Intercreditor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Intercreditor Agent's giving of notice of resignation or removal, then the retiring Intercreditor Agent may, on behalf of the Related Creditors of all Representative Agents, appoint a successor Intercreditor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Intercreditor Agent hereunder by a successor Intercreditor Agent, such successor Intercreditor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Intercreditor Agent, and the retiring Intercreditor Agent shall be discharged from its duties and obligations under the this Agreement. After any retiring Intercreditor Agent's resignation or removal hereunder as Intercreditor Agent shall have become effective, the provisions of this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Intercreditor Agent under this Agreement.

ARTICLE VI MISCELLANEOUS

                   Section 6.01     Notices.  All notices and other communications provided for hereunder shall be either (a) in writing (including telecopier communication) and mailed, telecopied or otherwise delivered or (b) by electronic mail or other electronic means (if electronic mail addresses are designated as provided below), if to the Parent, AESC, any Representative Agent or the Intercreditor Agent, at its address specified in Exhibit A; or, as to any party hereto, at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and other communications shall, when mailed, telecopied or sent by electronic mail or otherwise, be effective when deposited in the mails, telecopied or sent by electronic mail with confirmed delivery notice, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid.

Section 6.02 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                   Section 6.03     Waiver of Jury Trial.  FOR THE PURPOSES OF THIS AGREEMENT, EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OR OMISSIONS OF ANY PARTY HERETO, OR ANY OTHER PERSON, RELATING TO THIS AGREEMENT.

                   Section 6.04     Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument.

                   Section 6.05     Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                   Section 6.06     Amendments.  No provision of this Agreement may be amended, supplemented or otherwise modified except with the prior written consent of each of the AESC Lenders (determined without regard to the Noteholder Outstanding Amount or the Commitments of the Noteholders), the Supermajority Noteholders and each of the AYE Lenders.

                   Section 6.07     Termination.  This Agreement shall remain in full force and effect until all of the indebtedness evidenced by the Financing Documents has been fully, finally and indefeasibly paid in cash and all financing arrangements and commitments between the Creditors and the AYE Borrowers and the AESC Companies under the Financing Documents shall have been terminated. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the indebtedness evidenced by the Financing Documents is rescinded or must otherwise be returned by any Creditor upon the insolvency, bankruptcy or reorganization of any AYE Borrower or AESC Company or otherwise, all as though such payment had not been made.

                   Section 6.08     No Partnership.  Nothing contained in this Agreement and no action by any Creditor is intended to constitute or shall be deemed to constitute the Creditors (or any of them) a partnership, association, joint venture or other entity.

Section 6.09 No Reliance. No Creditor has relied on any representation or warranty of any other Creditors with respect to this Agreement and the transactions contemplated hereunder.

                   Section 6.10     Third-Party Beneficiaries.  All undertakings, agreements, representations and warranties contained in this Agreement are solely for the benefit of the parties hereto and the Related Creditors of each Representative Agent, and their respective successors and permitted assigns, and (a) other than the Related Creditors of the Representative Agents, there are no other parties who are intended to be benefited in any way by this Agreement and (b) nothing herein shall give the Parent, AESC or any of their respective Affiliates or any other Person (other than the parties hereto and the Related Creditors of each Representative Agent) any benefit or any legal or equitable right or remedy under this Agreement. The existence of this Agreement shall not commit or obligate the Creditors to make loans or extend credit to any of the AYE Borrowers or AESC Companies.

                   Section 6.11     No Impairments.  Nothing in this Agreement is intended or shall be construed to impair, diminish or otherwise adversely affect any other rights the Creditors may have or may obtain against the AYE Borrowers, the AESC Companies or any other Person.

                   Section 6.12     Jurisdiction, Etc..  (a)  Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction. Each of the parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court.

                   (b)     Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, this Agreement. Each of the parties hereto waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten days after the same is so mailed.

                   Section 6.13     Conflicts with Other Financing Documents.  In the event of any conflict between the terms of this Agreement and the other Financing Documents, as among the Financing Parties only, the provisions of this Agreement shall control.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.
CITIBANK, N.A., as AYE Lender Agent, as Refinancing Lender Agent, as New Money Lender Agent and as Intercreditor Agent By: /s/ ROBERT J. HARRITY, JR. Name: Robert J. Harrity, Jr.. Title:

THE BANK OF NOVA SCOTIA, as Springdale Lender Agent By: /s/ JULIET K. J. ECK Name: Juliet K. Eck Title: Director

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Indenture Trustee By: /s/ DANIEL P. FISHER Name: Daniel P. Fisher Title: Senior Vice President

ALLEGHENY ENERGY, INC. By: /s/ REGIS F. BINDER Name: Regis F. Binder Title: V.P.P. Treasury

ALLEGHENY ENERGY SUPPLY COMPANY, LLC By: /s/ REGIS F. BINDER Name: Regis F. Binder Title: Treasurer